EXHIBIT 10.1

FINANCIAL AND CORPORATE
DEVELOPMENT CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into effective as of February 10, 2014 ("Effective Date") by and between MEDIFIRST SOLUTIONS, INC,, a Nevada corporation (the "Company"); and NATIVE HOLDINGS, LLC, a Delaware limited liability company (the "Consultant"); the Company and the Consultant being hereinafter collectively referred to as the "Parties" and generically as a "Party".

RECITALS:

WHEREAS, the Consultant has substantial experience in the areas of corporate development, business consulting, acquisitions, joint ventures and marketing and sales (collectively referred to herein as "Transactions"); and

WHEREAS, the Company desires to retain the Consultant's services on an ongoing basis and has requested that the Consultant include the Company within its selected and limited group of clients; and

WHEREAS, the Consultant is willing to be engaged by the Company, subject to the terms and conditions of this Agreement

NOW, THEREFORE, in consideration for the consultant's agreement to perform the hereinafter described services as well as of the promises, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

ARTICLE ONE
ENGAGEMENT OF CONSULTANT

1.1               Duties - General Purpose

The Company hereby engages and retains the Consultant to act as its agent to assist it in connection with the Company business growth and to do all things the Consultant deems necessary to enable the Company to establish and expand its operations as envisioned in the Company's business plan which has been discussed by the Parties.

1.2               Duties — Operational and Business Development

The Consultant's duties which relate to the operation of the Company and for which he will receive the compensation specified elsewhere in this Agreement are:

(a)           to assist in expanding the company product lines;

(b)          to make introductions that can result in new business ventures;

(c)           to assist the Company in business plan development

(d)          to develop new target markets;

(e)           to develop new client acquisition strategies.

The foregoing are collectively referred to herein as the ("Services").

1.3              Independent Contractor.   Consultant and his employees and/or agents shall be an independent contractor and not an employee, partner or joint venture of the Company. Consultant shall provide the services under this Agreement according to his own means and methods of work which shall be in the exclusive control of Consultant. Consultant shall not be subject to the control or supervision of the Company. Consultant may adopt such arrangements as Consultant may desire with regard to the details of Services, the hours during which the Services are to be provided and the place or places where the Services are to be furnished, provided such details, hours and services are consistent with the proper accomplishment of the Services and provided further that the Services are performed in a manner calculated to attain the most satisfactory results for the Company.

1.4              Term/ Termination. The initial term of this Agreement shall be one year from the Effective Date and may be renewed for an additional term thereafter as agreed by the Parties hereto. This Agreement may be terminated by either Party upon thirty (30) days prior written notice with or without cause. Termination or expiration of this Agreement shall not affect any rights or obligations which have accrued prior thereto or in connection therewith. In the event that this Agreement is terminated, the compensation paid to the Consultant as set forth herein shall be fully earned.

ARTICLE TWO
CONSULTANT'S COMPENSATION

2.1              Compensation

As compensation for the Services, Consultant will receive 450,000 shares of the Company's common stock. The Shares will be "restricted securities" as defined in the Securities Act of 1933, as amended, and the rules and regulations thereunder. The Consu[tant agrees to not sell, transfer or assign more than 20% of daily trading volume of the Company's common stock as quoted by OTC Markets. Except as provided in the preceding sentence, the Shares are not subject to any other restrictions or conditions. Stock certificates representing the Shares shall be issued and delivered to Consultant within three (3) business days of execution of this Agreement. Consultant may also leave shares as a ''book entry' with the Transfer Agent until restrictive legend can be removed. The compensation shall be deemed fully earned when paid to the Consultant as set forth herein.

(a)           All subsequentTransactions are subject to both parties agreeing to terms of compensation.

                    (b)   The Company is not bound to accept any Transaction present to it by Consultant and may accept or reject any Transaction in its absolute discretion.

                    (c)           Upon the execution of this Agreement, the Company will issue 450.000 shares of the Company's common stock at a price per share equal to the closing bid price for the Company's common stock as quoted by OTC Markets Group ("Initial Closing Bid Price") on the effective date of this Agreement, which shares and the Initial Closing Bid Price shall be referred to as the "Target Value. In the event that on the six- month anniversary date of this Agreement, the closing bid price on the anniversary date is less than the Initial Closing Bid Price, the Company will issue additional shares of its common stock in an amount necessary to equal the Target Value.

ARTICLE THREE
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1             The Company hereby represents, warrants and covenants that it will keep the Consultant fully informed of all material Company plans and developments, that all such information will be true, and will not omit any information necessary, in light of the information provided, to render such information not misleading.

3.2             The Company represents and warrants to Consultant that the Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is duly authorized to conduct business and is in good standing under the laws of the State of Florida.

3.3             The Company represents and warrants to Consultant that the Company has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the Company has received the requisite approval to enter into this Agreement, including, without limitation, shareholder approval under applicable law and the Company's articles of incorporation and bylaws, This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions.

ARTICLE FOUR
CONFIDENTIALITY AND COMPETITION

4.1            Confidentiality

Exclusivity; Performance; Confidentiality.  The services rendered by the Consultant under this Agreement shall not be exclusive and Consultant may perform similar or different services for other persons. Consultant will, at all times, faithfully and in a professional manner perform all of the services required of it under this Agreement. Consultant shall be required to spend only such amount of time as he shall deem necessary and appropriate to provide the Services in a commercially reasonable manner. Consultant agrees that all information deemed confidential or proprietary by the Company ("Confidential Information") which Consultant shall obtain under this Agreement and in connection with the Services shall not be, directly or indirectly, disclosed without the prior written consent of the Company, unless and until such information is otherwise known to the public generally or is no longer treated by the Company as confidential or proprietary. Consultant agrees to take every reasonable precaution to safeguard the confidentiality of the Confidential Information. including restriction of access to the Confidential Information to only those employees, associates and agents, if any, essential to Consultant's pertOrmance of his services, and maintaining all documents, memoranda, correspondence, data, notebooks, reports, drawings, samples or records in a secure location, Consultant agrees not use the Confidential Information for any purpose other than for his services. Consultant agrees that within five (5) days after the termination of this Agreement, or, upon the request of the Company, Consultant or Consultant's authorized representative, shall deliver to the Company all documents, memoranda, correspondence, data, notebooks, reports, drawings, samples or records and the like, and all copies thereof, in Consultant's possession relating to the services to the Company provided by Consultant pursuant to this Agreement. Consultant warrants that all of his employees, associates, and agents who shall have access to the Confidential information or shall assist Consultant or be associated with Consultant in any way respecting his services are under, or will be placed under, written obligation to hold and deal with the Confidential Information in a manner at least as stringent as those provided in this Agreement.

In the event of a breach or threatened breach by the Consultant of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to it, whether at law or in equity, shall be entitled to a injunctive relief in order to prevent or to restrain any such breach by the Consultant, or by the Consultant's partners, agents, representatives, servants, employers, employees, affiliates and/or any and all persons directly or indirectly acting for or with him.

4.2              Acknowledgment of Reasonableness

The Consultant hereby represents. warrants and acknowledges that it has carefully read and considered the provisions of this Article 4.1 and, having done so. agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors, shareholders and employees.

ARTICLE FIVE
MISCELLANEOUS

5.1              Notices

All notices, requests, demands, claims. and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given four (4) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or the next business day after it is sent by overnight courier, and addressed to the intended recipient as set forth below or delivered via electronic means with confirmation of receipt from the recipient.

If to the Company:

Medifirst Solutions, Inc.
50 Oxford Road
Manalapan, NJ 07726
Email: bruce@medifirstsolutions.com

If to Consultant:

Native Holdings, LLC
16192 Coastal Hwy Lewes Sussex DE 19958
Email: aubreydl@icloud.com

Either party may designate, by notice in writing, a new address to which such notice may be given or sent. The Company my designate a different authorized representative to receive any notices by providing notice to Consultant under this Section 5.1.

5.2             Amendment

No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by Parties,

5.3              Complete Agreement

This Agreement contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein. All prior agreements whether written or oral are merged herein and shall be of no force or effect

5.4              Survival

The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

5.5              Severability

If any provision or any portion of any provision of this Agreement, other than a conditions precedent, if any, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

5.6              Governing Law and Venue

This Agreement shall be construed in accordance with the laws of the State of New Jersey and any proceeding or actions arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Monmouth County, New Jersey.

5.7              Attorney Fees

In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement. the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

5.8              Benefit of Agreement

                   The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, jointly and severally, their successors, assigns, personal representatives, estate, heirs and legatees.

5. 9             Counterparts

This Agreement may be executed in any number of counterparts. All executed counterparts shall constitute one Agreement notwithstanding thaE ail signatorilzs arc not signatories to tlic original or the same counterpart.

IN WITNESS WHEREOF, thc Partios have executed this Agreement, effective as of the 10th da of February, 2014.

NATIVE HOLDINGS, LLC

By: /s/ David Lowery
David Lowery, President
16192 Coastal Hwy Lewes Sussex, DE 19958

MEDIFIRST SOLUTIONS, INC.

By: /s/ Bruce Schoengood
Bruce Schoengood, President
50 Oxford Road Manalapan N3 07726